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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
August 20, 2004

C-CHIP TECHNOLOGIES CORPORATION
 formerly Keystone Mines Limited
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33199	88-0467848
(Commission File No.)	(IRS Employer ID)

4710 St-Ambroise
Suite 227
Montreal, Quebec
Canada H4C 2C7
 (Address of principal executive offices and Zip Code)

(514) 337-2447
 (Registrant's telephone number, including area code)

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ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 19, 2004, Robert Clarke, one of our directors, through our attorney, Conrad C. Lysiak, caused a Form 4 to be filed with the SEC disclosing the acquisition of options to acquired 250,000 shares of our common stock from us. Accession number 0001002014-04-000461.

In fact, Mr. Clarke did not acquire any options from us nor did we issue Mr. Clarke options to acquire the aforesaid 250,000 shares of common stock.

The foregoing filing was entirely in error. The options referred to were options issued by Asia Payment Systems, Inc, a Nevada corporation, in which Mr. Clarke is a director. Asia Payment Systems, Inc. is in no way affiliated with us.

The filing error was a direct and sole result of an employee of Conrad C. Lysiak, our attorney, who incorrectly typed in our name rather than Asia Payment Systems, Inc. on the Form 4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of August, 2004.

C-CHIP TECHNOLOGIES CORPORATION

BY:	/s/ Stephane Solis
Stephane Solis, President and Principal Executive Officer